Exhibit 1



                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-8
*CUSIP:   21988G858    Class   A-1
          21988GAJ5    Class   A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 15, 2003.

INTEREST ACCOUNT
----------------


Balance as of     June 15, 2003.....                                    $0.00
        Scheduled Income received on securities.....            $1,319,287.50
        Unscheduled Income received on securities.....                  $0.00
        Rounding Adjustment from Trustee.....                           $0.01

LESS:
        Distribution to Class A-1 Holders.....                 -$1,201,203.13
        Distribution to Class A-2 Holders.....                   -$118,084.38
        Distribution to Depositor.....                                 -$0.00
        Distribution to Trustee.....                                   -$0.00
Balance as of   December 15, 2003.....                                  $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    June 15, 2003.....                                     $0.00
        Scheduled Principal received on securities.....                 $0.00

LESS:
        Distribution to Holders.....                                   -$0.00
Balance as of   December 15, 2003.....                                  $0.00


            UNDERLYING SECURITIES HELD AS OF     December 15, 2003

        Principal
         Amount                          Title of Security
        ---------                        -----------------
       $32,575,000       General Motors Corporation 8.10% Debentures due
                         June 15, 2024
                         *CUSIP:   370442AV7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.




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